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                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG



                                VALUECLICK, INC.,



                               BACH SYSTEMS, INC.,



                             BACH ACQUISITION CORP.



                                       AND



                  THE OTHER PARTIES SIGNATORY TO THIS AGREEMENT







                          DATED AS OF NOVEMBER 17, 2000




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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of November 17, 2000, by and among ValueClick, Inc., a Delaware corporation ("Acquiror"), Bach Systems, Inc., a Florida corporation (the "Company"), Bach Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), Scott Averbach, as Stockholder Agent; Joseph Averbach and Scott Averbach, who are the owners of all of Company's outstanding stock on the date of the Merger Acquisition, and, with respect to Section 8.2 only, ChaseMellon Shareholder Services, L.L.C., as Depositary Agent.

                                    RECITALS

         A. The boards of directors of each of Acquiror and the Company believe it is in the best interests of Acquiror, Merger Sub and the Company (as applicable) and their respective stockholders that Company be merged with and into Merger Sub (the "Merger") in a transaction in which Company's stockholders receive merger consideration in exchange for their shares and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the shares of capital stock of the Company which are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of common stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock").

         C. As a condition and an inducement to the willingness of Acquiror to enter into this Agreement, all stockholders of the Company have concurrently herewith entered into Support Agreements with Acquiror in substantially the form attached hereto as EXHIBIT A ("Support Agreements") pursuant to which, among other things and also under the terms of this Agreement, such stockholders have agreed to vote the shares of Company Common Stock owned by them in favor of the Merger, which at the time of this Agreement, constitute all of Company's outstanding shares.

         D. Acquiror and the Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth herein, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Acquiror" has the meaning ascribed to it in the forepart of this Agreement.


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                  "Acquiror Common Stock" has the meaning ascribed to it in
Recital B to this Agreement.

                  "Acquiror Disclosure Schedule" has the meaning ascribed to it in the forepart of Article 4.

                  "Acquiror Financial Statements" has the meaning ascribed to it in Section 4.4.

                  "Acquiror Indemnitee" has the meaning ascribed to it in
Section 8.2(b).

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls ten percent or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "Aggregate Common Number" means the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  "Agreement" means this Agreement and Plan of Merger, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Ancillary Agreements" has the meaning ascribed to it in
Section 3.3.

                  "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities (including any equity securities


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

issuable upon the exercise of any option or convertible security), any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange, reorganization or other business combination transaction to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a material or significant portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation) or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "Business or Condition of Acquiror" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Acquiror and its Subsidiaries, in the aggregate.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company.

                  "Certificates" has the meaning ascribed to it in Section 2.10(b).

                  "Certificate of Merger" has the meaning ascribed to it in
Section 2.2.

                  "Closing" means the closing of the transactions contemplated by Section 2.2.

                  "Closing Date" has the meaning ascribed to it in Section 2.2.

                  "Closing Price" means the average closing sales price of Acquiror Common Stock as traded on the NNM and reported in THE WALL STREET JOURNAL (WESTERN EDITION), for the ten consecutive marketing trading days commencing on the eleventh market trading day prior to the Closing Date and ending on (inclusive) the market trading day prior to the Closing Date.

                  "COBRA" has the meaning ascribed to it in Section 3.15(f).


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                  "Common Share Number" means 750,000 shares of Acquiror Common
Stock as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change occurring after the date of this Agreement and prior to the Effective Time.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Common Stock" has the meaning ascribed to it in
Section 3.3.

                  "Company Disclosure Schedule" means the schedules delivered to Acquiror by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 3 of this Agreement or otherwise.

                  "Company Financials" means the Year-End Financial Statements and Interim Financial Statements.

                  "Company Indemnified Party" has the meaning ascribed to it in
Section 6.10.

                  "Company Intellectual Property" shall mean any Intellectual Property that (a) is owned by the Company; (b) is licensed to the Company; (c) was developed or created by or for the Company or (d) is used in or necessary for the conduct of the business of the Company as presently or heretofore conducted or as proposed to be conducted, including any Intellectual Property created by any of the Company's founders, employees or consultants and including any Intellectual Property created by any of the Company's founders prior to the creation of the Company.

                  "Company Option(s)" means any Option to purchase any shares of Company Common Stock.

                  "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

                  "Company Stockholder Action" has the meaning ascribed to it in
Section 6.2.

                  "Competing Proposed Transaction" has the meaning ascribed to it in Section 5.2.

                  "Contract" means any contract, agreement or other business arrangement (whether oral or written) including:

                                    (a) any distributor, sales, advertising
         (involving the advertisement of the Company), agency or manufacturer's representative contract;

                                    (b) any continuing contract for the purchase
         of materials, supplies, equipment or services involving in the case of any such contract more than $25,000 over the life of the contract;


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                                    (c) any contract that expires or may be
         renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                                    (d) any trust indenture, mortgage,
         promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                                    (e) any contract for capital expenditures in
         excess of $25,000 in the aggregate;

                                    (f) any contract limiting the freedom of the
         Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

                                    (g) any contract pursuant to which the
         Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                                    (h) any contract with any person with whom
         the Company does not deal at arm's length;

                                    (i) any contract that is not terminable by
         the Company upon thirty days (or less) notice by the Company without penalty or obligation to make payments based on such termination; or

                                    (j) any agreement of guarantee, support,
         indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

                  "Delaware Law" means the Delaware General Corporation Act and all amendments and additions thereto.

                  "Depositary Agent" means ChaseMellon Shareholder Services, L.L.C. (or other institution acceptable to Acquiror and the Stockholder Agent).

                  "Disclosure Schedules" means the Company Disclosure Schedule and the Acquiror Disclosure Schedule.

                  "Effective Time" has the meaning ascribed to it in Section
2.2.

                  "Environmental and Safety Laws" shall mean any applicable federal, state or local or any foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous


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or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                  "Equity Equivalents" means securities (including Options to purchase any shares of Company Common Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is under "common control" with the Company (within the meaning of Section 4001 of ERISA) or with respect to which the Company could otherwise incur liability under Title IV of ERISA.

                  "Escrow Amount" means the number of shares of Acquiror Common Stock obtained by multiplying (a) the Common Share Number by (b) 0.40.

                  "Escrow Fund" has the meaning ascribed to it in Section
8.2(a).

                  "Escrow Period" has the meaning ascribed to it in Section 8.2(c).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "Exchange Agent" means ChaseMellon Shareholder Services,
L.L.C.

                  "Expiration Date" has the meaning ascribed to it in Section
8.1.

                  "Facilities" shall mean all buildings and improvements on the Site of the Company.

                  "Florida Law" means the Florida Business Corporation Act and all amendments and additions thereto.

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

                  "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.


                                      -6-
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                  "Indebtedness" of any Person means all obligations of such
Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

                  "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

                  "Interim Financial Statements" means the unaudited balance sheet of the Company as of September 30, 2000, and the related unaudited statement of operations, statement of stockholders' equity and statement of cash flows for the nine month period ended on such date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

                  "IRS" means the United States Internal Revenue Service or any successor entity.

                  "IT" has the meaning ascribed to it in Section 6.16.

                  "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.


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

                  "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claims or (b) asserting or disputing any rights under this Agreement against any party hereto or otherwise), net of any insurance proceeds actually received (without any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third party indemnification.

                  "Merger" has the meaning ascribed to it in Recital A to this Agreement.

                  "Merger Sub Common Stock" means the shares of common stock, par value $0.001 per share, of Merger Sub.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "New Shares" has the meaning ascribed to it in Section 8.2(d)(ii).

                  "NNM" means the tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

                  "Non-Prevailing Party" has the meaning ascribed to it in
Section 8.2(g)(iii).

                  "Officer's Certificate" has the meaning ascribed to it in
Section 8.2(e)(i).

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).


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

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any employee benefit fund, plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA and any plan, program, policy, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical pay; pension or profit-sharing benefits; deferred compensation; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, maintained, sponsored or contributed to or required to be contributed to by the Company or any Subsidiary.

                  "PTO" means the United States Patent and Trademark Office.

                  "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  "Registration Rights Agreement" has the meaning ascribed to it in Section 6.1.

                  "Representatives" has the meaning ascribed to it in Section
5.2.

                  "SEC" means the Securities and Exchange Commission or any successor entity.

                  "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

                  "Securities Act" has the meaning ascribed to it in Section
2.14.

                  "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

                  "Stockholder Agent" has the meaning ascribed to it in Section 8.2(h)(i).

                  "Stockholder Certificate" has the meaning ascribed to it in
Section 6.1.


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                  "Subsidiary" means any Person in which the Company or
Acquiror, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

                  "Support Agreements" has the meaning ascribed to it in Recital C.

                  "Surviving Corporation" has the meaning ascribed to it in
Section 2.1.

                  "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

                  "Tax" or "Taxes" has the meaning ascribed to it in Section 3.14(a).

                  "Tax Returns" has the meaning ascribed to it in Section
3.14(a).

                  "Tax Authority" has the meaning ascribed to it in Section 3.14(a).

                  "Third Party Claim" has the meaning ascribed to it in Section 8.2(j).

                  "Third Party Expenses" has the meaning ascribed to it in
Section 6.5.

                  "Warranty Obligations" has the meaning ascribed to it in
Section 3.34.

                  "Year-End Financial Statement" means the unaudited consolidated balance sheets of the Company as of the fiscal year ended December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto.

                  "Year-End Financial Statement Date" means December 31, 1999.

                                    ARTICLE 2
                                   THE MERGER

         2.1 THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of Delaware Law and Florida Law, Company shall be merged with and into the Merger Sub, the separate corporate existence of Company shall cease, and the Merger Sub shall continue as the surviving corporation. The Merger Sub is sometimes referred to herein as the "Surviving Corporation."

         2.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as soon as practicable following satisfaction or waiver of the conditions set forth in Article 7 at the offices of Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California 90071, unless another place or time is agreed to by Acquiror and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) in substantially the form attached hereto as EXHIBIT B (the "Florida Certificate of Merger") with the Secretary of State of the State of Florida in accordance with the relevant provisions of applicable law, and the filing of the Certificate of Merger (or like instrument), in substantially the form attached hereto as EXHIBIT C (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by the parties and set forth in the Certificate of Merger being referred to herein as the "Effective Time").

         2.3 EFFECT OF THE MERGER ON CONSTITUENT CORPORATIONS. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         2.4 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION.

                  (a) At the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and bylaws of the Surviving Corporation.

                  (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the articles of incorporation and applicable law.

         2.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

         2.6 MAXIMUM NUMBER OF SHARES OF ACQUIROR COMMON STOCK TO BE ISSUED; EFFECT ON OUTSTANDING SECURITIES OF THE COMPANY. The maximum number of shares of Acquiror Common Stock to be issued at the Closing Date in exchange for all shares of Company Common Stock which are then outstanding shall not exceed the Common Share Number (the "Merger Shares"). The maximum amount of cash to be paid at the Closing Date in consideration for the acquisition by Acquiror of the Company Common Stock which is then outstanding shall be $825,000 (less the amount of any Excess Costs, as defined in Section 6.5 below), subject to adjustment pursuant to Section 2.6(e) below (as so adjusted, the "Merger Cash" and together with the Merger Shares, the "Merger Consideration"). On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holder of any shares of Company Common Stock, the following shall occur:

                  (a) CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, each share of Company Common Stock (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, Company Common Stock, if any) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted and exchanged for the right to receive (a) such number of Merger Shares as shall be determined by dividing the total number of Merger Shares by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (b) an amount of Merger Cash as shall be determined by dividing the total amount of Merger Cash by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  (b) CANCELLATION OF ACQUIROR-OWNED AND COMPANY-OWNED STOCK. Each share of Company Common Stock owned by Acquiror or the Company or any Subsidiary of Acquiror or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Acquiror or the Company.

                  (c) CAPITAL STOCK OF MERGER SUB. Each share of Merger Sub Common Stock which is issued and outstanding immediately prior to the Effective Time shall remain outstanding as one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation, with identical rights and privileges. From and after the Effective Time, each share certificate of Merger Sub theretofore evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (d) RESERVED

                  (e) No certificate or scrip or shares of Acquiror Common Stock representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of the Company or a holder of shares of Acquiror Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (determined after taking into account all shares of Company Common Stock held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Acquiror Common Stock multiplied by (ii) the Closing Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interest, the Exchange Agent shall so notify Acquiror, and Acquiror shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interest subject to and in accordance with the terms of this Agreement.

         2.7 RESERVATION OF SHARES. Acquiror will reserve sufficient shares of Acquiror Common Stock for issuance pursuant to Section 2.14.

         2.8 ADJUSTMENTS TO MERGER SHARES. The number of Merger Shares shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Acquiror Common Stock or Company Common Stock, the effective date of which occurs after the date hereof and prior to the Effective Time.

         2.9  Reserved.

         2.10 EXCHANGE PROCEDURES.

                  (a) MERGER CONSIDERATION. On the Closing Date, Acquiror shall deliver to the Exchange Agent the aggregate number of Merger Shares issuable in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient to permit the payment of cash pursuant to Section 2.6; PROVIDED, HOWEVER, that, on behalf of the holders of Company Common Stock, Acquiror shall deposit into an escrow account a number of shares of Merger Shares equal to the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of Merger Shares which such holder would otherwise be entitled to receive by virtue of ownership of outstanding shares of Company Common Stock. As promptly as reasonably practicable following the final determination of the amount (if any) of each Earn-Out, Acquiror shall deposit with the Exchange Agent, for distribution in accordance with Section 2.14, the aggregate number of additional shares of Acquiror Common Stock then issuable pursuant to Section 2.14, together with cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 2.6(e).

                  (b) EXCHANGE PROCEDURES. At the Closing, each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and which shares were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 2.6, shall deliver the Certificates to the Acquiror. Upon surrender of a Certificate for cancellation and a stock power endorsed in blank with respect to the shares held pursuant to Article 8, Acquiror shall deliver to the holder of such Certificate in exchange therefor (i) a certificate representing the number of whole Merger Shares (less the number of Merger Shares to be deposited in the Escrow Fund on such holder's behalf pursuant to Article
8), to which such holder is entitled pursuant to Section 2.6, and the Certificate so surrendered shall be canceled and (ii) cash to which such holder is entitled pursuant to Section 2.6. Promptly (but not later than 5 business days) following the final determination of the amount (if any) of any Earn-Out, the Person who immediately prior to the Effective Time was the holder of a Certificate shall be entitled to receive a certificate representing the number of additional whole shares of Acquiror Common Stock (if any) to which such holder is entitled pursuant to Section 2.14, plus the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 2.6((e). As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 8, the Acquiror shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent), registered in the name of each former stockholder of the Company, representing that number of shares of Acquiror Common Stock equal to the Escrow Amount. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate the Acquiror as provided in
Article 8. Until surrendered, each
outstanding Certificate will be deemed, from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Company Common Stock shall have been so converted.

         2.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger Shares issued and Merger Cash paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         2.12 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Acquiror Common Stock in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Acquiror or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.13 EXEMPTION FROM REGISTRATION. The shares of Acquiror Common Stock to be issued pursuant to Section 2.6, and if applicable, Section 2.14, in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act") by reason of
Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

         2.14 EARN-OUT.

                  (a) EARN-OUTS; EARN-OUT TARGETS. Schedule 2.14 sets forth eight (8) additional distributions (each an "Earn-Out" and collectively, the "Earn-Outs") payable, in Acquiror Common Stock as additional consideration and the applicable milestones (each, an "Earn-Out Milestone" and collectively the "Earn-Out Milestones") that must be satisfied by the Company in order to earn each such possible Earn-Out. No Earn-Out is subject to increase to make up for any reduction or forfeiture of any other Earn-Out. The Earn-Out amount shall be paid by issuing additional shares of Acquiror Common Stock, and the Aggregate Share Number shall be increased by the relevant Earn-Out Share Number and such Earn-Out Shares, if any, shall be distributed in accordance with Section 2.6(a) to the Persons who immediately prior to the Effective Time were holders of Company Common Stock.

                  (b) RESERVED.

                  (c) PROCEDURE. Within 45 days of each Earn-Out Record Date (as defined in Schedule 2.14), Acquiror shall provide to the Stockholder Agent either (i) a statement that the relevant Earn-Out Milestone set forth in
Schedule 2.14 has been satisfied (in whole or in part) and appropriate supporting documentation regarding such Earn-Out Milestone or (ii) a statement that the relevant Earn-Out Milestone set forth in Schedule 2.14 has not been satisfied and appropriate supporting documentation regarding such Earn-Out Milestone (each, in case of either clause (i) or (ii), an "Earn-Out Determination"). If the Earn-Out Determination indicates that the applicable Earn-Out Milestone has been satisfied in full and that the applicable Earn-Out Amount pursuant to such Earn-Out Milestone will be issued or paid, as the case may be, then no action on the part of the Stockholder Agent shall be necessary and such Earn-Out Determination shall be deemed final (a "Final Earn-Out Amount"). In any other case, the Stockholder Agent will notify Acquiror in writing within fifteen (15) Business Days of receipt of such Earn-Out Determination whether the Stockholder Agent disputes any such determination, setting forth in reasonable detail the basis for the dispute (each an "Earn-Out Dispute Notice"). If the Stockholder Agent does not deliver an Earn-Out Dispute Notice within fifteen (15) Business Days of receipt of an Earn-Out Determination or if the Stockholder Agent accepts such amount in writing, such Earn-Out Determination shall be deemed a Final Earn-Out Amount. In the event an Earn-Out Dispute Notice is delivered, Acquiror and the Stockholder Agent shall meet within ten (10) Business Days of the delivery of such Earn-Out Dispute Notice to attempt to resolve such dispute in good faith. If a final resolution of such dispute is reached, the agreed upon amount shall be deemed to be the Final Earn-Out Amount. If no final resolution is determined within fifteen (15) Business Days of the delivery of such Earn-Out Dispute Notice after good faith negotiation, the final determination of the a Final Earn-Out Amount shall be submitted to arbitration in accordance with the procedures set forth in Section 8.2(g)(ii) and (iii). The determination of the arbitrators shall be final, binding and conclusive upon each Company Stockholder, the Stockholder Agent and Acquiror.

                  (d) STOCKHOLDER AGENT. The provisions of SECTIONS 8.2(h), (i) and (k) shall apply to any acts taken by the Stockholder Agent pursuant to this
SECTION 2.14. Any decision, act, consent or instruction of the Stockholder Agent in connection with this SECTION 2.14 shall constitute a decision of all the Company stockholders and shall be final, binding and conclusive upon each of such stockholders and Acquiror may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such holder. Acquiror is hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Agent.

                  (e) RESERVED.

                  (f) NO ASSIGNMENT OF EARN-OUT RIGHTS. No interest in any Earn-Out or any portion thereof, no right to participate, in whole or in part, in any Earn-Out pursuant to SECTION 2.14, and no right to receive any distribution of cash or securities in connection therewith pursuant to SECTION
2.11 may be assigned or transferred to any Person (whether by operation of law, or in connection with any sale, assignment or other transfer of any shares of Company Common Stock), and any attempt to do so will be null and void. Joseph Averbach and Scott Averbach agree that the earn-out consideration shall be divided between them on the basis of 63.33% being distributed to Scott and 36.67% being distributed to Joseph and that such allocation shall not constitute a transfer of any rights. The Earn-Outs and the provisions of

SECTION 2.11 and SECTION 2.14 relating to such Earn-Outs are intended solely for the benefit of the Persons who immediately prior to the Effective Time were holders of Company Common Stock. The right (if any) to receive distributions in connection with any Earn-Out shall be personal to the Persons who immediately prior to the Effective Time were holders of Company Common Stock, and such right shall not (x) attach to or run with such stock or any Acquiror securities issued in exchange therefor or (y) inure to the benefit of any purchaser, assignee or other transferee either of such stock or options or such Acquiror securities. Notwithstanding the foregoing, an interest in an Earn-Out may be assigned or transferred involuntarily pursuant to will, the laws of intestate succession, or the order of a Court in connection with a settlement of property rights incident to divorce. In no event shall the right to receive contingent shares be evidenced by a negotiable instrument or be readily marketable.

                  (g) NO INTEREST. No interest shall accrue or be paid on any portion of any Earn-Out or any payment or distribution pursuant to SECTION 2.14 or the provisions of Section 1.11 relating to the Earn-Outs.

                  (h) FORM OF PAYMENT. The Earn-Out Amount shall be paid in the form of Acquiror Common Stock, provided that, Acquiror shall pay cash in lieu of issuing fractional shares in the manner established by the provisions of SECTION 2.6(e) hereof. The price per share of Acquiror Common Stock for purposes of payment of the said Earn-Out Amount, shall be determined as the greater of (1) the average closing sales price per share of Acquiror Common Stock as traded on the NNM and reported by The Wall Street Journal, for the five (5) consecutive market trading days prior to and including the Earn-Out Record Date or (2) $4.00 per share.

                  (i) ACCESS TO INFORMATION. Acquiror agrees to provide promptly all information as reasonably requested by the Stockholder Agent to the Stockholder Agent or its designated accountants, and to make available for inspection and review to the Stockholder Agent or its designated accountants, during regular business hours upon reasonable prior notice, the books and records of Acquiror relating to the Company Business (as defined in Schedule 2.14) relevant to the determination of whether a Earn-Out Milestone has been achieved, including but not limited to, relevant production reports, purchase orders, worksheets for the period under review and the computations underlying the determination of whether the Earn-Out Milestones have been achieved. Access to such information will be conditioned upon execution by the Stockholder Agent and its designated accountants of a confidentiality agreement acceptable to Acquiror.

         2.15 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, or to effect the assignment to the Company of any and all Company Intellectual Property created by a founder, employee or consultant of the Company (including Intellectual Property created by any of the Company's founders prior to the creation of the Company), or to complete and prosecute all domestic and foreign patent filings related to such Company Intellectual Property, the officers and directors of the Surviving Corporation are fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations or prospects of such entity or group of entities. In this Agreement, any reference to a "material adverse effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole.

         Except as disclosed in a document of even date herewith delivered by the Company to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Acquiror as follows:

         3.1 ORGANIZATION, STANDING AND POWER; SUBSIDIARIES. The Company is a corporation duly organized and validly existing and, to the extent applicable in such jurisdiction, in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. The Company has delivered a true and correct copy of the articles of incorporation, bylaws or other charter or organizational documents, as applicable, of the Company, each as amended to date, to Acquiror. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or equivalent charter or organizational documents. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Section 3.1 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

         3.2 CAPITAL STOCK.

                  (a) The authorized capital stock of the Company consists of five hundred (500) shares of Common Stock, $1.00 par value per share (the "Company Common Stock"), of which seventy-five (75) shares are outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, have not been issued in violation of any preemptive rights and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in
Section 3.2(a) of the Company Disclosure Schedule, no shares of Company Common Stock are held in treasury or are authorized or reserved for issuance.

                  (b) Section 3.2(b) of the Company Disclosure Schedule lists each holder of Company Common Stock, including the state of residence of each holder and the number of Company Common Stock owned by each such holder. On the Closing Date, the Company shall deliver to Acquiror an updated Section 3.2(b) of the Company Disclosure Schedule current as of such date.

                  (c) Reserved.

                  (d) There are no outstanding Company Options or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue any Options with respect to the Company.

                  (e) There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Common Stock created by statute, the articles of incorporation or bylaws of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents.

                  (f) The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Common Stock, including without limitation, any voting trust agreement or proxy. No debt securities of the Company are issued and outstanding.

         3.3 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the stockholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the board of directors of the Company, and no other action on the part of the board of directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Acquiror, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.4 TITLE; LIENS AND ENCUMBRANCES. The Company, by virtue of the deliveries made at the Closing, will sell, convey, assign, transfer and deliver to Acquiror good and valid title to all of its assets, free and clear of any and all Liens, except (i) for statutory Liens for taxes not yet due and payable and
(ii) as set forth on Section 3.4 of the Company Disclosure Schedule. The Company has good, valid and marketable title to all of its properties, interests in properties and assets, real and personal, or with respect to leased properties and assets, valid leasehold interests in such properties and assets, free and clear of all Liens, except (i) the statutory Liens of taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) the Liens set forth on Section
3.4 of the Company Disclosure Schedule. The Assets and Properties are not subject to any preemptive right, right of first refusal or other right or restriction, are in good operating condition and repair, reasonable wear and tear excepted, and are suitable and adequate for use in the ordinary course of business and conform in all material respects to all applicable laws. The Assets and Properties, taken as a whole, constitute all the assets and the properties relating to or used or held for use in connection with the Business or Condition of the Company during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, and employees not hired by Acquiror) and comprise all the assets required for the continued conduct of the Business or Condition of the Company as now being conducted. All leases are in good standing and are binding, valid, effective and enforceable on the Company in accordance with their terms, and, to the knowledge of the Company, are enforceable against the other party or parties thereto in accordance with their terms, in each case subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company is not in default under any lease and there has not occurred any event that, with the giving of notice or lapse of time or both, would constitute a material default under any lease. To the knowledge of the Company, there are no current defaults by any other party to any lease or events that have occurred that, with the giving of notice or lapse of time or both, would constitute a material default by such party under any lease. After the Closing Date, Acquiror will be entitled to the continued possession and use of the personal property leased by the Company, for the terms specified in such leases and for the purposes consistent with the past practices of the Company.

         3.5 FINANCIAL STATEMENTS. Section 3.5 of the Company Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Acquiror are correct and complete in all material respects and, to the Company's knowledge, have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to Acquiror prior to the date hereof, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company as of the dates and during the periods indicated therein. Since the date of

Company's incorporation, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

         3.6 ABSENCE OF CERTAIN CHANGES. Since the Interim Financial Statement Date, and except as disclosed in this Agreement and/or the Company Disclosure Schedule, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a material adverse effect on the Company; (ii) any acquisition, sale or transfer of any material Asset or Property of the Company; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its share capital; (v) any material contract entered into by the Company, or any material amendment or termination of, or default under, any material contract to which the Company is a party or by which any of them is bound; (vi) any amendment or change to the articles of incorporation or bylaws or other charter or organizational documents of the Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its respective directors or employees, (viii) any change of any Tax election or settlement or compromise of any material state, local or foreign Tax liability, (ix) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement) or (x) any other event or condition of any character which has resulted in, or might reasonably be expected to result in, a material adverse effect on the Company. Since September 30, 2000, the Company has operated its business in accordance with its Business Plan (a copy of which has been provided to and approved by Acquiror), and any material deviations therefrom or modifications to the Business Plan shall require the prior approval by Acquiror.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Company Financials, (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Financials, (iii) those incurred in the ordinary course of business since the Interim Financial Statement Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

         3.8 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic by or against the Company or, to the knowledge of the Company, threatened by or against the Company, or relating to any of its respective properties or any of its respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Company.

         3.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of the Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or currently proposed business practice of the Company or any of the Subsidiaries, any acquisition of property by the Company or any of the Subsidiaries or the conduct of business by the Company or any of the Subsidiaries as currently conducted or as currently proposed to be conducted by the Company or any of the Subsidiaries.

         3.10 GOVERNMENTAL AUTHORIZATION. Section 3.10 of the Company Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement (other than filing of the Certificate of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registration declarations and filings as may be required under state or federal securities laws). The Company has obtained each federal, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental or Regulatory Authority (i) pursuant to which the Company currently operates or holds any interest in any of properties or
(ii) that is required for the operation of the Company's business or the holding of any such interest, and all Approvals from Governmental or Regulatory Authorities are in full force and effect, except where the failure to obtain or have any of the Approvals could not reasonably be expected to have a material adverse effect on the Company. Each of the Approvals from Governmental or Regulatory Authorities are assignable or otherwise transferable to Acquiror in connection with the transactions contemplated hereby without the consent or approval of any Governmental or Regulatory Authorities or other third party.

         3.11 REAL PROPERTY. Section 3.11 of the Company Disclosure Schedule identifies each parcel of real property owned or leased by the Company or used in the operation of its businesses or where any Assets and Properties are located, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease.

         3.12 INTELLECTUAL PROPERTY.

                  (a) Section 3.12(a) of the Company Disclosure Schedule lists all Company Registered Intellectual Property (including all trademarks and service marks that the Company has used with the intent of creating or benefitting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company's Registered Intellectual Property.

                  (b) The Company has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company's Intellectual Property necessary to the conduct of its business as presently conducted. Each item of Company's Intellectual Property, including all of the Company's Registered Intellectual Property listed in Section 3.12(a) of the Company Disclosure Schedule, is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License and is free and clear of any Liens. The Company (i) owns exclusively all trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own; PROVIDED, HOWEVER, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to the Company or are in the public domain.

                  (c) To the extent that any of the Company's Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

                  (d) Except pursuant to agreements described in Section 3.12(d) of the Company Disclosure Schedule, the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

                  (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development).

                  (f) Section 3.12(f) of the Company Disclosure Schedule lists all Contracts and Licenses (including all inbound Licenses) to which the Company is a party with respect to any Intellectual Property (other than in connection with commercially available "shrink wrap" software). No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

                  (g) Section 3.12(g) of the Company Disclosure Schedule lists all Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

                  (h) The operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any Law, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

                  (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 3.12(i)(1) of the Company Disclosure Schedule lists all actions that must be taken by the Company within 180 days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth in Section 3.12(i)(2) of the Company Disclosure Schedule, the Company has registered the copyright with the U.S. Copyright Office for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired ownership of any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute (or facts that may reasonably lead to a dispute) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

                  (k) To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

                  (l) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. A description of the steps taken by the Company is described on
Section 3.12(l) of the Company Disclosure Schedule.

                  (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

                  (n) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

                  (o) Neither this Agreement nor any transactions contemplated by this Agreement will result in Acquiror's granting any rights or licenses with respect to the Intellectual Property of Acquiror to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

                  (p) Section 3.12(p) of the Company Disclosure Schedule sets forth a list of (x) all software which the Company has licensed from any third party which is used by the Company in its products or otherwise in its business (other than commercially available "shrink wrap" software) and (y) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company. The Company has all rights necessary to the use of such software, "freeware" and "shareware."

                  (q) The Company's products comply in all material respects with all applicable industry standards and with the feature specifications and performance standards set forth in the Company's product data sheets. There are no outstanding claims (or facts that may reasonably lead to a claim) for breach of warrants by the Company in connection with the foregoing.

                  (r) All product performance comparisons heretofore furnished by the Company to customers or Acquiror are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case of product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).
                  (s) The Company has taken all necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Intellectual Property necessary for the Company to protect and preserve its ownership of Company Intellectual Property.

         3.13 ENVIRONMENTAL MATTERS.

                  To the best knowledge of the Company and Stockholders: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) the Company has not received any notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws;
(iv) no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) the Company is not a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) for so long as the Company shall have leased or owned the Facilities or Sites, there have not been, and there are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Sites; (vii) for so long as the Company shall have leased or owned the Sites, there have not been, and there are not now, any underground tanks or underground improvements at, on or under the Sites including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Sites or Facilities or any equipment on the Sites containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Sites or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and the Company's uses and activities therein have at all times complied in all material respects with all Environmental and Safety Laws; and (xi) the Company has all the permits and licenses required to be issued under federal, state or local or any foreign laws regarding Environmental and Safety Laws and is in compliance in all material respects with the terms and conditions of those permits.

         3.14 TAXES.

                  (a) Except as set forth in the Company Disclosure Schedule, the Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Company Financials reflect any unpaid Taxes of the Company for periods (or portions of periods) through the Year-End Financial Statement Date. Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company has no liability for unpaid Taxes for any period prior to the Year-End Financial Statement Date. The Company has no liability for unpaid Taxes accruing after the Year-End Financial Statement Date except for Taxes incurred in the ordinary course of business subsequent to the Year-End Financial Statement Date. There is (i) no material claim for Taxes that is a Lien against the property of the Company or is being asserted against the Company other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company being conducted by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority") and
(iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company and currently in effect. The Company is not a party to any Tax sharing or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement. The Company has not filed any disclosures under Section 6662 or comparable provisions of state, local federal or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. The Company has never been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation. The Company has in its possession receipts for any Taxes paid to foreign Tax Authorities. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

                  (b) The Company has withheld all amounts required to be withheld by law in connection with compensation paid or deemed paid to its employees. The Company has timely paid to the appropriate tax authorities all amounts so withheld or otherwise due in connection with the employment by the Company of employees, and has timely filed all requisite returns with the tax authorities with respect to said taxes. The Company is not a party to any tax proceedings with respect to the withholding of taxes from its employees and/or payment to the tax authorities of withholding taxes or other dues with respect to their employment with the Company. To the best knowledge of the Company, no investigation is being conducted against the Company by any tax authority with respect to any of the above withholding, payment, filing or any other obligations in connection with the above. The Company shall not recover or attempt to recover from any of its employees any taxes asserted against the Company and/or collected from it whether prior, upon or after the Closing. For the purpose of this Section 3.14(b), (1) "tax" shall include, without limitation, income taxes, levies, social security dues, health insurance premiums, compulsory loans and any other compulsory payments with respect to the employment of the employees of the Company under the laws of the United States, and the term "tax authority" shall be construed accordingly, and (2) the Company shall also include, where applicable, the existing trustee or trustees of the Company Stock Plan.

                  (c) Notwithstanding the foregoing, the representations contained in this Section 3.14 shall not apply to any Taxes resulting from the Merger.

         3.15 EMPLOYEE BENEFIT PLANS.

                  (a) Section 3.15 of the Company Disclosure Schedule lists each Plan. With respect to each Plan, the Company has delivered or made available to Acquiror a true, complete and correct copy of (i) such Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Plan, (ii) each trust agreement or other funding arrangement relating to such Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Plan (and, if the most recent annual report is a Form 5500-R, the most recent Form 5500-C filed with respect to such Plan), (iv) the most recent actuarial report or financial statement relating to such Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Plan and any pending request for such a determination letter. The Company is not and, to the Company's knowledge, no other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code.

                  (b) Each Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Internal Revenue Code, and contributions required to be made under the terms of any of the Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the Interim Financial Statements. With respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Plans, ERISA, the Internal Revenue Code or any other applicable Law.

                  (c) (i) Each Plan which is intended to qualify under Section 401(a), 401(k), 401(m) or 4975(e)(6) of the Internal Revenue Code has received a favorable determination letter, opinion, notification or advisory letter from the IRS as to its qualified status, and no fact or event has occurred that could adversely affect the qualified status of any such Plan; (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Plan that could result in liability to the Company and (iii) each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the Interim Financial Statements). No suit, administrative proceeding, action or other litigation has been brought, or to the Company's knowledge is threatened, against or with respect to any such Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

                  (d) No Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Internal Revenue Code and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the Company's assets is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Internal Revenue Code.

                  (e) With respect to each Plan that is subject to Title IV or
Part 3 of Title I of ERISA or Section 412 of the Internal Revenue Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (f) Except as required by Law, no Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. The

Company and any ERISA Affiliates are in material compliance with (i) the applicable requirements of the health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  (g) PARACHUTE PAYMENTS. There is no contract, agreement or benefit arrangement covering any current or former employee or consultant of the Company which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code). Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company, Acquiror, the Surviving Corporation, or any of their respective Subsidiaries to the PBGC, to any Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant of Acquiror, the Surviving Corporation, or any their respective Subsidiaries or any of their dependents, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant of the Company or any of their dependents. By executing this Agreement, Stockholders confirm that immediately prior to the completion of the Merger contemplated by this Agreement, they will be the owner of more than 75% of the voting power of all of the outstanding stock of Company; that there was adequate disclosure to them of all material facts concerning the Agreement to pay cash to Robert DeCuir in exchange for stock that was issued to him as compensation, some of which was subject to a risk of forfeiture; and that by executing this Agreement they verify that they voted their shares in favor of the Agreement to make such payment.

                  (h) With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (i) there is and will be no liability of the Company, Acquiror or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

         3.16 EMPLOYEES; LABOR RELATIONS.

                  (a) The Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company or any of the employees performing work for the Company but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company.

                  (b) All employees of the Company are employed at will, and no employees of the Company are represented by a union. Section 3.16(i) of the Company Disclosure Schedule sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except as described in Section 3.16(b)(ii) of the Company Disclosure Schedule, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any current or former officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement for the provision of labor from any outside agency. Since the Company's date of incorporation, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees.

                  (c) Since the Company's date of incorporation, there have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company has complied with all laws related to the employment of employees and, except as set forth in Section 3.16(c) of the Company Disclosure Schedule, since the Company's date of incorporation, the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (d) The Company has no written policies and/or employee handbooks or manuals except as described in Section 3.16(d) of the Company Disclosure Schedule.

                  (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

         3.17 INTERESTED PARTY TRANSACTIONS. The Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses, the payments described in Sections 6.18 and 6.19 below and in reimbursement of ordinary expenses), and no such person is indebted to the Company.

         3.18 INSURANCE. The Company has policies of insurance listed on Section
3.18 of the Company Disclosure Schedule, which are of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company in the same geographic area. There is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid and the Company is otherwise in compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.19 COMPLIANCE WITH LAWS AND ORDERS. Neither the Company nor any of its directors, officers, Affiliates, agents or employees has, since the incorporation of the Company, violated or is currently in default or violation in any material respect under, any Law or Order applicable to the Company or any of its Assets and Properties, and the Company is not aware of any claim of violation, or of any actual violation, of any such Laws and Orders by the Company since the incorporation of the Company.

         3.20 OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES. Neither the Company nor any of its officers, directors, employees, agents, or, to the knowledge of the Company, any of its stockholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Acquiror, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company. Section 3.20 of the Company Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. Any Third Party Expenses incurred by the Company that are not approved by Acquiror in accordance with Section 6.5 shall be deemed to constitute a Loss indemnifiable under Section 8.2(b).

         3.21 FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         3.22 NO SUBSIDIARIES. The Company has no (and prior to the Closing will have no) Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

         3.23 DIRECTORS AND OFFICERS. The name of each director and officer of the Company on the date hereof, and his or her position with the Company, are listed in Section 3.23 of the Company Disclosure Schedule.

         3.24 NO CONFLICTS. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.24(c) of the Company Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Assets and Properties, except as could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company, or

                  (c) except as set forth in Section 3.24(c) of the Company Disclosure Schedule or as could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of (except for (A) the filing of the Certificate of Merger, together with the required officer's certificate; and (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties or (vii) result in the loss of a material benefit under any of the terms, conditions or provisions of any Contract or License to which the Company is a party or by which any of the Company's Assets and Properties is bound.

         3.25 MINUTE BOOKS. The minute books of the Company made available to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         3.26 COMPLETE COPIES OF MATERIALS. To the best of the Company's knowledge, the Company has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of the Company.

         3.27 BOARD APPROVAL. The board of directors of the Company has (i) approved this Agreement and the Ancillary Agreements, (ii) determined that this Agreement and the Ancillary Agreements are in the best interests of the stockholders of the Company and are on terms that are fair to such stockholders and (iii) recommended that the stockholders of the Company approve this Agreement and the Ancillary Agreements.

         3.28 INVENTORY. The Company does not maintain accounts reflecting inventories.

         3.29 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Company Financials, the accounts receivable shown on the Company Financials represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. Except as set forth in Section 3.29 of the Company Disclosure Schedule, the amount carried for doubtful accounts and allowances disclosed in the Company Financials is sufficient to provide for any losses which may be sustained on realization of the receivables.

         3.30 CUSTOMERS AND SUPPLIERS. Except as set forth in Section 3.30 of the Company Disclosure Schedule, no customer which individually accounted for more than 1% of the Company's consolidated gross revenues during the 12-month period preceding the date hereof, and no supplier of the Company has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company, or has decreased materially its services or supplies to the Company, in the case of any such supplier, or its usage of the services or products of the Company, in the case of such customer, and no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. The Company has not knowingly breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

         3.31 CONTRACTS.

                  (a) Section 3.31(a)(1) of the Company Disclosure Schedule contains a true and complete list of each of the Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Acquiror prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound. Section 3.31(a)(2) of the Company Disclosure Schedule contains a true and complete list of each Contract of the Company (i) not terminable by the Company upon thirty days (or less) notice by the Company without penalty or obligation to make payments based on such termination or (ii) which provides for continuing design or other services by the Surviving Corporation after the Closing Date.

                  (b) Each Contract required to be disclosed in Section 3.31(a) of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against the Company and to the knowledge of the Company, each other party thereto; and except as disclosed in Section 3.31(b) of the Company Disclosure Schedule, to the knowledge of the Company, no other party to such Contract is, nor has the Company received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  (c) Except as disclosed in Section 3.31(c) of the Company Disclosure Schedule, the Company is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or that has been or could reasonably be expected to result, individually or in the aggregate with any such other Contracts, in Losses to the Company or be materially adverse to the Business or Condition of the Company.

                  (d) Except as disclosed in Section 3.31(d) of the Company Disclosure Schedule, the Company is not a party to or bound by any Contract that
(i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's ability to compete with any Person in any line of business or in any area or territory.

         3.32 EXPORT CONTROL LAWS. The Company has conducted its export transactions in accordance with applicable provisions of all export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing, the Company represents and warrants that:

                  (a) the Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

                  (b) the Company is in compliance with the terms of all applicable export licenses or other approvals;

                  (c) there are no pending or, to the Company's knowledge, threatened claims against the Company with respect to such export licenses or other approvals;

                  (d) to the Company's knowledge, there are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims; and

                  (e) no consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

         3.33 BANKS AND BROKERAGE ACCOUNTS. Section 3.33 of the Company Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         3.34 WARRANTY OBLIGATIONS.

                  (a) Section 3.34(a) of the Company Disclosure Schedule sets forth (i) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (iii) the experience of the Company with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Acquiror prior to the execution of this Agreement.

                  (b) Except as disclosed in Section 3.34(b) of the Company Disclosure Schedule, (i) there have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of the Company are not authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations and (ii) the balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company (A) are and were free from material defects in construction and design and (B) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

         3.35 TAX-FREE REORGANIZATION. Neither the Company nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

         3.36 FINANCIAL PROJECTIONS/BUSINESS PLAN.

                  (a) The Company has made available to Acquiror certain financial projections with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable.

                  (b) The Company has made available to Acquiror the 2000 Business Plan. The Company makes no representation or warranty regarding its ability to successfully execute the 2000 Business Plan, except that the Company represents and warrants that the 2000 Business Plan was prepared in good faith and is based on assumptions believed by it to be reasonable as of the date of this Agreement.

         3.37 TAKEOVER STATUTES. No Takeover Statute applicable to the Company is applicable to the Merger or the transactions contemplated hereby.

         3.38 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Acquiror pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Except as disclosed in a document of even date herewith and delivered by Acquiror to the Company and the Selling Shareholders prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror represents and warrants to the Company as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on Acquiror. Acquiror is not in violation of any of the provisions of its articles of incorporation or bylaws or equivalent organizational documents.

         4.2 AUTHORITY. Acquiror has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Acquiror of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Acquiror of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Board of Directors of Acquiror, and no other action on the part of the Board of Directors of Acquiror is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Acquiror of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Acquiror is a party have been or will be, as applicable, duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery hereof by the Company, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 ISSUANCE OF ACQUIROR COMMON STOCK. The shares of Acquiror Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and, subject to the truth and accuracy of the representations made by the Company in Section 3.2, issued in compliance with applicable federal and state securities laws.

         4.4 SEC DOCUMENTS; ACQUIROR FINANCIAL STATEMENTS. Acquiror has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since March 30, 2000, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Acquiror and all SEC Documents filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Acquiror, including the notes thereto, included in the SEC Documents (the "Acquiror Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Acquiror at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Acquiror's accounting policies except as described in the notes to the Acquiror Financial Statements. Except as reflected or reserved against in the Acquiror Financial Statements, Acquiror has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business or
(ii) that would not be required to be reflected or reserved against in the balance sheet of Acquiror prepared in accordance with GAAP.

         4.5 NO CONFLICTS. The execution and delivery by Acquiror of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by Acquiror of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Acquiror;

                  (b) conflict with or result in a violation or breach of any Law or Order applicable to Acquiror or its Assets or Properties; or

                  (c) except as would not have a material adverse effect on the Business or Condition of Acquiror, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Acquiror to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for (A) the filing of the Certificate of Merger and Florida Certificate of Merger, together with the required officer's certificate; (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and (C) such filings as may be required under the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under,
(vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Acquiror or any of its Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Acquiror is a party or by which any of its Assets and Properties are bound.

         4.6 INVESTMENT ADVISORS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Acquiror.

         4.7 TAX-FREE REORGANIZATION. To the knowledge of Acquiror, neither Acquiror nor any of its directors, officers or shareholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Following the closing of the transaction, Merger Sub will not issue any additional shares of its stock that will result in Acquiror losing control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code. Acquiror has no plan or intention to: liquidate Merger Sub; merge Merger Sub with and into another Corporation; sell or otherwise dispose of the stock of Merger Sub; or cause Merger Sub to sell or otherwise dispose of any of the assets of Company acquired in the transaction except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code.

                                    ARTICLE 5
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless the Company is required to take such action pursuant to this Agreement or Acquiror shall give its prior consent in writing which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course consistent with past practice and in any event consistent with the Company's 2000 Business Plan provided prior to the date of this Agreement to Acquiror, to pay its Liabilities and Taxes consistent with the Company's past practices (and in any event when due, unless subject to a good faith dispute), to pay or perform other obligations when due consistent with the Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Acquiror, take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section 3.6 of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Company Disclosure Schedule or as required or expressly permitted by this Agreement, the Company shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

                  (a) CHARTER DOCUMENTS: cause or permit any amendments to its articles of incorporation or bylaws;

                  (b) DIVIDENDS; CHANGES IN CAPITAL STOCK: declare or pay any dividend on or make any other distribution (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

                  (c) Reserved.

                  (d) CONTRACTS: enter into any Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than Contracts in the ordinary course of business consistent with past practice which involve total obligations of less than $50,000 and which are not otherwise material to the business of the Company; and agreements relating to the acquisition of stock issued as compensation as described in
Section 6.19 of this Agreement;

                  (e) ISSUANCE OF SECURITIES: issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of Company Common Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (f) INTELLECTUAL PROPERTY: transfer to any person or entity any rights to any Intellectual Property other than non-exclusive licenses in connection with the sale of Company products in the ordinary course of business consistent with past practice;

                  (g) EXCLUSIVE RIGHTS: enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the Company's products or technology;

                  (h) DISPOSITIONS: sell, lease, license or otherwise dispose of or encumber any of the Company's properties or assets, except for sales of products (and related nonexclusive licenses) in the ordinary course consistent with past practice;

                  (i) INDEBTEDNESS: incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (j) LEASES: enter into any operating lease;

                  (k) PAYMENT OF OBLIGATIONS: pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financials and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

                  (l) CAPITAL EXPENDITURES: make any capital expenditures, capital additions or capital improvements except in accordance with the Company's 2000 Business Plan;

                  (m) INSURANCE: reduce the amount of any insurance coverage provided by existing insurance policies;

                  (n) TERMINATION OR WAIVER: terminate or waive any right of substantial value;

                  (o) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES: adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level, consultant, employee, pay any special bonus or special remuneration to any employee, consultant or director or increase the salaries, wage rates or compensation of any employee or consultant;

                  (p) SEVERANCE ARRANGEMENTS: grant any severance or termination pay (i) to any director, officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof;

                  (q) LAWSUITS: commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, PROVIDED that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement or any Ancillary Agreements;

                  (r) ACQUISITIONS: acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (s) TAXES: make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (t) REVALUATION: revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

                  (u) ISSUANCE OF COMPANY OPTIONS: issue any Company Options; or

                  (v) OTHER: take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants and agreements in this Agreement in any material respect or cause any condition to Acquiror's closing obligations in Section 7.1 or Section 7.3 not to be satisfied.

         5.2 NO SOLICITATION. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company will not take, nor will the Company permit any of the Company's officers, directors, employees, stockholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates (collectively, "Representatives") to (directly or indirectly) take any of the following actions with any Person other than Acquiror, Merger Sub and their designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible Business Combination with the Company or any of its Subsidiaries, (b) provide information with respect to the Company to any Person, other than Acquiror or Merger Sub, relating to (or which the Company believes would be used for the purpose of formulating an offer or proposal with respect
to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) agree to, enter into a Contract with any Person, other than Acquiror or Merger Sub, providing for, or approve a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Acquiror or Merger Sub, or (e) authorize or permit any of the Company's Representatives to take any such action. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, the Company shall immediately notify Acquiror thereof and provide Acquiror with the details thereof, including the identity of the Person or Persons making such offer or proposal, and will keep Acquiror fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof; PROVIDED, HOWEVER, that this provision shall not in any way be deemed to limit the obligations of the Company and its Representatives set forth in the previous sentence. Each of the Company and Acquiror acknowledge that this Section 5.2 was a significant inducement for Acquiror to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the merger consideration to be paid to the stockholders of the Company or (ii) a failure to induce Acquiror to enter into this Agreement.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1 REGISTRATION EXEMPTION AND RESALE.

                  Acquiror and the Company shall use commercially reasonable efforts to effect the issuance of the shares of Acquiror Common Stock to be issued pursuant to Section 2.6 in a private placement pursuant to Section 4(2) of the Securities Act on terms and conditions that are reasonably satisfactory to Acquiror and the Company. The parties hereto acknowledge and agree that: (i) as a condition to effecting such issuance as a private placement pursuant to
Section 4(2) of the Securities Act, Acquiror shall be entitled to obtain from each stockholder of the Company a Stockholder Certificate in the form attached hereto as EXHIBIT D (or such other form as shall be reasonably satisfactory to Acquiror) (the "Stockholder Certificate") and that Acquiror will be relying upon the representations made by each stockholder of the Company in the applicable Stockholder Certificate in connection with the issuance of Acquiror Common Stock to such stockholder, (ii) at the Closing, Acquiror shall execute and deliver a registration rights agreement (the "Registration Rights Agreement") in substantially the form attached hereto as EXHIBIT E; (iii) the shares of Acquiror Common Stock so issued pursuant to Section 2.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iv) the certificates representing the shares of Acquiror Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act to comply with applicable state securities laws and, if applicable, to notice any applicable restrictions on transfer of such shares.

         6.2 STOCKHOLDER APPROVAL. By executing this Agreement, the owners of all of Company's capital stock at the Effective Time have approved Company's execution of this Agreement of Merger. The Stockholders acknowledge that they have been engaged in the business of the Company and in control of its operations; have all information they require regarding the Company, the terms of the Merger and this Agreement; that they, as directors of the Company, recommend that the Company's Stockholders adopt this Agreement and the transactions contemplated hereby; and that they, as the persons who will own all of Company's outstanding shares at the Effective Time, do adopt this Agreement and the transaction contemplated hereby and approve and direct the Company's officers to approve and execute this Agreement and such other documents as may be require to complete the transaction contemplated hereby. As soon as practicable following the execution and delivery of this Agreement, the Company shall give written notice of this Agreement and the proposed Merger to all Company stockholders and shall use commercially reasonable efforts to take all other action necessary in accordance with Florida Law and its articles of incorporation and bylaws to convene a meeting of the stockholders of the Company or to secure the written consent of its stockholders ("Company Stockholder Action") before the Closing Date. The Company shall submit this Agreement to its stockholders for adoption whether or not the Company's board of directors determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that its stockholders reject it. The Company shall consult with Acquiror regarding the date of the Company Stockholder Action and shall not postpone or adjourn (other than for the absence of a quorum) any meeting of the stockholders of the Company without the consent of Acquiror, which consent shall not be unreasonably withheld. The Company shall use all commercially reasonable efforts required to solicit and obtain from stockholders of the Company proxies or written covenants in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger. The materials submitted to the stockholders of the Company in respect of the Merger shall have been subject to prior review and comment by Acquiror and shall include (a) information regarding the Company, the terms of the Merger and this Agreement, (b) the unanimous recommendation of the board of directors of the Company that the Company's stockholders adopt this Agreement and the transactions contemplated hereby and approve and execute such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Acquiror Common Stock in the Merger, (c) the conclusion of the board of directors of the Company that the terms and conditions of the Merger are advisable, fair and reasonable to, and in the best interests of, the Company's stockholders and (d) such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Acquiror Common Stock in connection with the Merger.

         6.3 ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, the Company shall (a) give Acquiror and its officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities and to all Books and Records of the Company, whether located on the premises of the Company or at another location; (b) permit Acquiror to make such inspections as they may require; (c) cause its officers to furnish Acquiror such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as Acquiror from time to time may request, including without limitation financial statements and schedules;
(d) allow Acquiror the opportunity to interview such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with Acquiror in the development of integration plans for implementation by Acquiror and the Surviving Corporation following the Effective Time; PROVIDED, HOWEVER, that no investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to Acquiror pursuant to this Section 6.3 may be used by Acquiror for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

         6.4 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep the existence and terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 6.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (PROVIDED that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (f) is disclosed in the course of any Action or Proceeding between any of the parties hereto.

         6.5 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. The Company shall pay for all Third Party Expenses to be incurred by the Company between the date hereof and the Closing, including necessary fees and expenses of legal counsel, auditors and tax advisors, which do not, in the aggregate, exceed $93,500. To the extent that such Third Party Expenses exceed $93,500 ("Excess Costs") and are not deducted from the Merger Cash as set forth in Section 2.6, shares of Acquiror Common Stock shall be distributed to Acquiror from the Escrow Fund to compensate the Acquiror for Excess Costs in the manner set forth in Section 8.2.

         6.6 PUBLIC DISCLOSURE. Unless otherwise required by Law (including federal and state securities laws) or, as to Acquiror, by the rules and regulations of the NASD, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Acquiror and the Company prior to release; PROVIDED, HOWEVER, that such approval shall not be unreasonably withheld or delayed.

         6.7 APPROVALS. The Company shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of such Approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Acquiror shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

         6.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Acquiror, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any failure of the Company or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.9 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person required in connection with the Merger; PROVIDED, HOWEVER, that Acquiror shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         6.10 INDEMNIFICATION. The Company has no rights of indemnification in favor of employees, agents, directors or officers.

         6.11 Reserved.

         6.12 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the board of directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement and the Ancillary Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

         6.13 TREATMENT AS REORGANIZATION. Neither Acquiror, Merger Sub nor the Company shall take any action prior to or following the Closing that would cause the Merger to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code.

         6.14 Reserved.

         6.15 INFORMATION TECHNOLOGY ACCESS. In furtherance of the Company's agreement in Section 6.3 and to facilitate prompt integration following the Closing of the Company's information technology ("IT") inventory (E.G., voice and data network services and software and hardware, licenses, financial/accounting software, IT budgets, etc.) with Acquiror's, the Company will provide Acquiror and its Representatives with access to the Company's IT inventory, as well as the Company's personnel responsible for such IT inventory. Because of the substantial lead time that may be required to order and install new software and hardware to integrate the Company's IT systems with Acquiror's, and the importance of a smooth integration of such IT systems promptly after the Closing, the Company agrees that Acquiror may order, either in Acquiror's name or the Company's name, any new IT services, hardware and software that Acquiror believes will be needed at the Company's facilities in order to integrate Acquiror's and the Company's respective operations following the Closing. The Company will cooperate with Acquiror in the installation of such IT systems, hardware and software prior to and in anticipation of the Closing, including, but not limited to, providing Acquiror with reasonable access to and use of the Company's appropriate personnel. If necessary, at Acquiror's request, the Company will place IT systems, hardware and software orders in the Company's name. For clarity, it is the parties' intent not to connect any of the ordered services or systems prior to the Closing. Acquiror and the Company agree to cooperate with each other to minimize any potential disruption to the Company's business from the IT integration efforts; PROVIDED, HOWEVER, that Acquiror will not have any liability to the Company for any such disruption or as may otherwise result from the IT integration efforts, except as may be directly caused by

Acquiror's gross negligence or willful misconduct; and, PROVIDED, FURTHER, that in no event will Acquiror have any liability to the Company for any indirect, incidental, consequential, special or speculative damages, including, but not limited to, damages for loss of profits or use, business interruption or loss of goodwill, irrespective of whether such damages arise under contract, tort, statute or otherwise and whether or not the Company has given Acquiror advance notice of the possibility of such damages. If the Closing does not occur, other than because of the Company's breach of this Agreement, Acquiror will reimburse the Company for its reasonable and documented out-of-pocket costs incurred by it in connection with the ordering and installation of IT services, hardware and software. If Acquiror is so required to reimburse the Company, Acquiror will own any such hardware and software and will pay for its removal from Company premises. Acquiror and the Company will cooperate in the removal of any such hardware or software so as to minimize any disruption to the Company's business. In addition, if the Closing does not occur, the Company will cooperate with Acquiror in canceling any orders for IT services, hardware or software and will otherwise act to minimize the costs which might be incurred in connection with the IT integration efforts.

         6.16 INTELLECTUAL PROPERTY. The Company shall give Acquiror prompt notice if any Person shall have (a) commenced, or shall have notified the Company that it intends to commence, an Action or Proceeding or (b) provided the Company with notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in Company-designed or modified development tools (including standard cells) or design environments infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property. The Company shall cooperate with Acquiror in making arrangements, prior to the Closing Date, satisfactory to Acquiror in its sole discretion to effect the assignment to the Company of all Intellectual Property created by the Company's founders, employees and consultants, including certain Intellectual Property created by the Company's founders prior to the Company's incorporation, and to obtain the cooperation of such Persons to complete all appropriate patent filings related thereto at the Company's or the Surviving Corporation's expense. The Company shall take commercially reasonable actions to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including, without limitation, the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto, and to promptly respond and prepare to respond to all requests, related to the Company Registered Intellectual Property, received from Governmental or Regulatory Authorities. At the Closing, the Company will notify Acquiror of all material actions which must be taken within the 180 days following the Closing Date and which are necessary to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto.

         6.17 DELIVERY OF STOCK LEDGER AND MINUTE BOOK OF THE COMPANY. The Company shall deliver its stock ledger and minute book to Acquiror at the Closing.

         6.18 EMPLOYEE BONUS POOL. Acquiror shall make payments to the employees of the Company in the amounts set forth next to their names in SCHEDULE 6.18 ("Employee Bonus") within a reasonable time following the Closing, but no later than sixty (60) days following the Closing. The aggregate amount of all Employee Bonuses paid shall not exceed $225,000. These Employee Bonuses shall be accrued by the Company at the date of Closing.

         6.19 DECUIR AGREEMENT. Prior to the completion of the Merger contemplated by this Agreement, the Company shall pay the amount of $500,000 in cash and shall pay an additional $500,000 in cash to Robert DeCuir on April 10, 2001 pursuant to the Agreement between DeCuir and the Company dated November 17, 2000.

                                    ARTICLE 7
                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) GOVERNMENTAL AND REGULATORY APPROVALS. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated hereby shall have been timely obtained.

                  (b) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Acquiror were to agree to limitations on its business activities or operations.

                  (c) LEGAL PROCEEDINGS. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

                  (d) STOCKHOLDER APPROVAL. The Merger shall have been approved by the requisite votes of the Company's stockholders in accordance with Florida Law.

                  (e) PRIVATE PLACEMENT. Each of the stockholders of the Company shall have delivered an executed copy of the Shareholder Certificate, and Acquiror shall be reasonably satisfied that the shares of Acquiror Common Stock to be issued in connection with the Merger pursuant to Section 2.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date), and any representation or warranty made as of a specified date earlier than the Closing Date shall also be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

                  (b) PERFORMANCE. Acquiror and Merger Sub shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Acquiror and Merger Sub at or before the Closing.

                  (c) OFFICERS' CERTIFICATES. Acquiror shall have delivered to the Company a certificate, dated the Closing Date and executed by an authorized officer, substantially in the form set forth in EXHIBIT F hereto.

         7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR. The obligations of Acquiror and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror and Merger Sub:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; PROVIDED, HOWEVER, that any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

                  (b) PERFORMANCE. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

                  (c) OFFICERS' CERTIFICATES. The Company shall have delivered to Acquiror a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in EXHIBIT G-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in EXHIBIT G-2 hereto.

                  (d) THIRD PARTY CONSENTS. Acquiror shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 3.24 of the Company Disclosure Schedule (except for such consents, approvals and waivers the failure of which to receive could not reasonably be expected to have a material adverse effect on the Company).

                  (e) LEGAL OPINION. Acquiror shall have received a legal opinion from Rogers, Bowers, Dempsey and Paladino, legal counsel to the Company, as to the matters set forth in EXHIBIT H.

                  (f) SUPPORT AGREEMENTS. Each of the Major Stockholders shall have executed and delivered to Acquiror a Support Agreement, and no breach of any Support Agreement shall have occurred or be continuing.

                  (g) LIMITATION ON DISSENT. Holders of no more than five percent of the outstanding shares of Company Common Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                  (h) CONVERSION OF COMPANY INDEBTEDNESS. All outstanding Indebtedness of the Company that is convertible or exchangeable into shares of Company Common Stock shall have been converted or exchanged into shares of Company Common Stock immediately prior to the Effective Time.

                  (i) EMPLOYEES. The employees of the Company listed in Section 7.3(i) of the Company Disclosure Schedule shall continue to be employed by the Company at the Closing (and shall not have given any notice or other indication that they are not willing to be employed by Acquiror or a Subsidiary of Acquiror (as Acquiror shall designate), following the Merger).

                  (j) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the Business or Condition of the Company since November 1, 2000.

                  (k) COMPANY INTELLECTUAL PROPERTY. No Person shall have (i) commenced, in writing, or shall have notified either Acquiror or the Company that it intends to commence, an Action or Proceeding or (ii) provided Acquiror or the Company with notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in Company-designed or modified development tools (including standard cells) or design environments infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property.

                  (l) ASSIGNMENT OF INTELLECTUAL PROPERTY. Arrangements satisfactory to Acquiror in its sole discretion shall have been made to effect the assignment to the Company of all Intellectual Property created by the Company's founders, employees and consultants, including any Intellectual Property created by the Company's founders prior to the Company's incorporation, and to obtain the cooperation of such Persons to complete all appropriate patent filings related thereto.

                  (m) DUE DILIGENCE. Acquiror's legal counsel and accountants shall have completed their due diligence of the Company to Acquiror's satisfaction.

                                    ARTICLE 8
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS; ESCROW PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Except for Section 3.2, which shall survive indefinitely, and Sections 3.12, 3.13, 3.14 and 3.15 which shall survive until the termination of the applicable statute of limitations, all of the representations, warranties, covenants and agreements of the Company, Acquiror and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the first anniversary of the Closing Date (the "Expiration Date").

         8.2 ESCROW PROVISIONS.

                  (a) ESTABLISHMENT OF THE ESCROW FUND. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with the Depositary Agent (plus a proportionate share of any additional shares of Acquiror Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Acquiror following the Effective Time), such deposit to constitute the "Escrow Fund" to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate number of shares of Acquiror Common Stock which such holder would otherwise be entitled under Section 2.6.

                  If the Escrow Amount deposited in the Escrow Fund has been exhausted in accordance with subsection (b) below and Acquiror incurs any additional Losses for which Acquiror believes it is entitled to indemnification from the stockholders of the Company under Section 8.2(b) below, Acquiror may, at its option and without prejudice to any other right of Acquiror, be entitled to deposit with the Depositary Agent all or any portion of the Earn-Out Amount payable by Acquiror under Section 2.14, not to exceed the reasonably anticipated amount of such Losses ("Additional Escrow Funds"). The exercise of such right by Acquiror hereunder shall be evidence by means of a notice to such effect given by Acquiror to the Stockholder Agent. Upon Acquiror's deposit of the Additional Escrow Funds with the Depositary Agent, the Additional Escrow Funds shall be held by the Depositary Agent in trust for Acquiror, to the extent that Acquiror is ultimately determined to be entitled to indemnification under Section 8.2(b) below or for the Stockholders to the extent that Acquiror is not ultimately determined to be entitled to indemnification under Section 8.2(b) below. After the satisfaction of all of the requirements of Section 8.2(b) below, including final arbitration of any claims contested by Stockholder Agent, (i) to the extent that Acquiror is ultimately determined to be entitled to indemnification under Section 8.2(b) below, the Additional Escrow Funds shall be released by Depositary Agent to Acquiror and (ii) to the extent that Acquiror is ultimately not determined to be entitled to indemnification under Section 8.2(b) below, the Additional Escrow Funds shall be released by Depositary Agent to Stockholder Agent.

                  (b) RECOURSE TO THE ESCROW FUND. The Escrow Fund shall be available to compensate Acquiror and its respective officers, directors, employees, agents, Affiliates and Associates (collectively, the "Acquiror Indemnitees") for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Acquiror or any other Acquiror Indemnitees, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in the Ancillary Agreements or in any instrument delivered pursuant to this Agreement or as the result of the exercise by any of the Company's stockholders of applicable appraisal, dissenters' or similar rights (in the amount of the excess of the cost of the appraisal over the value, as of the Closing Date, of the shares of Acquiror Common Stock otherwise issuable in respect of such Dissenting Shares); PROVIDED, HOWEVER, that Acquiror may not make any claims against the Escrow Fund unless the aggregate Losses incurred or sustained exceed $100,000 (at which such time claims may be made for all Losses, including the first $100,000 thereof). The dollar threshold set forth in the immediately preceding proviso shall not apply to Losses resulting from any breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 3.14 or the covenants in Section 6.5 which shall be recoverable without respect to any threshold amount. Notwithstanding the establishment of an Escrow Fund, Acquiror shall have all remedies available at law or in equity (including for tort); PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall any stockholder of the Company have any liability in excess of the consideration received by such stockholder in connection with the Merger.

                  (c) ESCROW PERIOD; DISTRIBUTION OF ESCROW FUND UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and all shares of Acquiror Common Stock remaining in the Escrow Fund shall be distributed as set forth in this Section 8.2(c); PROVIDED, HOWEVER, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Acquiror, subject to the objection of the Stockholder Agent and the subsequent arbitration of the matter in the manner as provided in
Section 8.2(g), to satisfy any unsatisfied claims under this Section 8.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of shares of Acquiror Common Stock remaining in the Escrow Fund to the stockholders of the Company pursuant to this
Section 8.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund. Each stockholder of the Company who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall be entitled to receive from Acquiror an amount of cash

(rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price. Acquiror shall use its commercially reasonable efforts to have such shares and cash delivered within five Business Days after such resolution.

                  (d) PROTECTION OF ESCROW FUND.

                           (i) The Depositary Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                           (ii) Any shares of Acquiror Common Stock or other
securities issued or distributed by Acquiror ("New Shares") in respect of Acquiror Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Acquiror Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Acquiror Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders of the Acquiror Common Stock on the record date set for any such dividend.

                           (iii) Each stockholder shall have voting rights with
respect to the shares of Acquiror Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Acquiror Common Stock).

                  (e) CLAIMS UPON ESCROW FUND.

                           (i) Upon receipt by the Depositary Agent at any time
on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"): (A) stating that Acquiror or another Acquiror Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any of the Ancillary Agreements or in any instrument or agreement delivered pursuant to this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Depositary Agent shall, subject to the provisions of
Section 8.2(f) hereof, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, shares of Acquiror Common Stock held in the Escrow Fund in an amount equal to such Losses. Where the basis for a claim upon the Escrow Fund by Acquiror is that Acquiror reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the Escrow Fund for such Loss unless and until such Loss is actually paid or accrued.

                           (ii) For the purposes of determining the number of
shares of Acquiror Common Stock to be delivered to Acquiror out of the Escrow Fund pursuant to Section 8.2(e)(i), the shares of Acquiror Common Stock shall be valued at the Closing Price.

                           (iii) Whenever a claim is made upon the Escrow Fund,
each Stockholder shall have the right, with respect to the shares of Common Stock contributed to the Escrow Fund by such Stockholder and then subject to such claim, to substitute therefor an amount in cash equal to the Closing Price MULTIPLIED BY the number of shares for which such substitution is sought.

                  (f) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent and for a period of thirty days after such delivery, the Depositary Agent shall make no delivery to Acquiror of any Escrow Amounts pursuant to Section 8.2(e) unless the Depositary Agent shall have received written authorization from the Stockholder Agent to make such delivery. After the expiration of such thirty day period, the Depositary Agent shall make delivery of shares of Acquiror Common Stock or cash deposited pursuant to Section 8.2(e)(iii) from the Escrow Fund in accordance with Section 8.2(e); PROVIDED, that no such payment or delivery may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty day period.

                  (g) RESOLUTION OF CONFLICTS; ARBITRATION.

                           (i) In case the Stockholder Agent shall object in
writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute shares of Acquiror Common Stock or cash deposited pursuant to Section 8.2(e)(iii) from the Escrow Fund in accordance with the terms thereof. The Depositary Agent shall be entitled to rely on any such instructions and distribute shares of Acquiror Common Stock from the Escrow Fund in accordance with the terms thereof.

                           (ii) If no such agreement can be reached after good
faith negotiation, either Acquiror or the Stockholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by Acquiror and one selected by the Stockholder Agent, and the two arbitrators selected by Acquiror and the Stockholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f), the Depositary Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           (iii) Judgment upon any award rendered by the
arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in Los Angeles, California under the commercial rules of arbitration of the American Arbitration Association then in effect. For purposes of this Section 8.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall not be deemed to be the prevailing party (the "Non-Prevailing Party") in the event that the arbitrators award Acquiror less than the sum of one-half of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Stockholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                  (h) STOCKHOLDER AGENT OF THE STOCKHOLDERS; POWER OF ATTORNEY.

                           (i) Scott Averbach shall be appointed as agent and
attorney-in-fact (the "Stockholder Agent") for each stockholder of the Company (except such stockholder, if any, as shall have perfected their appraisals and dissenters' rights under Florida Law for and on behalf of the stockholders of the Company, to give and receive notices and communications, to authorize delivery to Acquiror of shares of Acquiror Common Stock from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty days prior written notice to Acquiror; PROVIDED, HOWEVER, that the Stockholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted stockholder agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the stockholders of the Company.

                           (ii) The Stockholder Agent shall not incur any
liability with respect to any action taken or suffered by him or omitted hereunder as Stockholder Agent while acting in good faith and any act done or suffered or omitted hereunder pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholder Agent based on such advice, the Stockholder Agent shall not be liable to anyone. The Stockholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement or the Escrow Agreement against the Stockholder Agent

                           (iii) The Stockholder Agent shall have reasonable
access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially).

                  (i) ACTIONS OF THE STOCKHOLDER AGENT. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Depositary Agent and Acquiror may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such stockholder of the Company. The Depositary Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

                  (j) THIRD-PARTY CLAIMS. In the event Acquiror becomes aware of a third-party claim (a "Third Party Claim") which Acquiror reasonably expects may result in a demand against the Escrow Fund, Acquiror shall notify the Stockholder Agent of such claim, and the Stockholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any Third Party Claim; PROVIDED, HOWEVER, that if Acquiror settles any Third Party Claim without the Stockholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Acquiror may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Acquiror in such settlement. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this Article 8 to the amount of any claim by Acquiror against the Escrow Fund with respect to the amount of Losses incurred by Acquiror in such settlement.

                  (k) INDEMNIFICATION FOR STOCKHOLDER AGENT. The stockholders of the Company shall, severally and not jointly, on a pro rata basis based on their proportionate ownership interest in the Company, indemnify, defend and hold the Stockholder Agent harmless from and against any loss, damage, tax, liability and expense that may be incurred by the Stockholder Agent arising out of or in connection with the acceptance or administration of the Stockholder Agent's duties, except as caused by the Stockholder Agent's gross negligence or willful misconduct, including the legal costs and expenses of defending such Stockholder Agent against any claim or liability in connection with the performance of the Stockholder Agent's duties. The Stockholder Agent shall be entitled, but not limited to, such indemnification from the Escrow prior to any distribution thereof to the stockholders of the Company, but after any distributions therefrom to Acquiror.

                  (l) DEPOSITARY AGENT'S DUTIES.

                           (i) LIMITATION ON DUTIES OF DEPOSITARY AGENT. The
Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Acquiror and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                           (ii) COMPLIANCE WITH ORDERS. The Depositary Agent is
hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                           (iii) LIMITATIONS ON LIABILITY OF DEPOSITARY AGENT.
The Depositary Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

                           (iv) GOOD FAITH OF DEPOSITARY AGENT. In performing
any duties under the Agreement, the Depositary Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent. The Depositary Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (v) NON-RESPONSIBILITY OF DEPOSITARY AGENT. If any
controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Acquiror Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Acquiror Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           (vi) INDEMNIFICATION OF DEPOSITARY AGENT. Acquiror
and its successors and assigns agrees to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the performance of the Depositary Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                           (vii) RESIGNATION OF DEPOSITARY AGENT. The Depositary
Agent may resign at any time upon giving at least thirty days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor depositary agent within thirty days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California. The successor depositary agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as Depositary Agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

                  (m) FEES. All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Acquiror. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Acquiror agrees to pay these sums upon demand.

                                    ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by mutual agreement of the Company, Acquiror and Merger
Sub;

                  (b) by the Company, Acquiror or Merger Sub if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on December 31, 2000 (PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

                  (c) by Acquiror and Merger Sub if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit Acquiror's or Merger Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Acquiror or Merger Sub to dispose of or hold separate all or any portion of the Assets and Properties of the Company as a result of the Merger;

                  (d) by Acquiror if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty days, after notice of such breach to the Company (PROVIDED, HOWEVER, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 7.1 or Section 7.3, as the case may be, would not be satisfied prior to the Closing Date;

                  (e) by the Company if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Acquiror or Merger Sub and (i) Acquiror or Merger Sub, as applicable, is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty days, after notice of such breach to Acquiror or Merger Sub, as applicable, (PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in
Section 7.1 or Section 7.2, as the case may be, would not then be satisfied;

                  (f) by Acquiror if, at any time after five days following the meeting at which the Company's stockholders take the Company Stockholder Action, holders of more than five percent of the outstanding shares of Company Common Stock shall have exercised, or have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger;

                  (g) by Acquiror if the Merger shall not have been approved by the requisite votes of the Company's stockholders in accordance with Florida Law; or

                  (h) by Acquiror and Merger Sub and if any of the individuals listed on Schedule 7.3(i) cease to be employed by the Company; PROVIDED, HOWEVER, that Acquiror may exercise this termination right with respect to a particular individual named in Schedule 7.3(i) only if Acquiror gives the Company written notice of termination of the Agreement within thirty days after receipt of written notice from the Company that such individual has ceased to be employed by the Company.

         9.2 EFFECT OF TERMINATION. In the event of a valid termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or the Company, or their respective officers, directors or stockholders or Affiliates or Associates; PROVIDED, HOWEVER, that each party shall remain liable for any breaches of this Agreement prior to its termination; and PROVIDED FURTHER that, the provisions of Sections 6.4, 6.5, 9.2 and Article 10 and the applicable definitions set forth in Article 1 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         9.3 AMENDMENT. Except as is otherwise required by applicable law after the stockholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Acquiror, Merger Sub and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

         10.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or sent by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Acquiror or Merger Sub to:

                           ValueClick, Inc.
                           4360 Park Terrace Drive, Suite 100
                           Westlake Village, CA 91361
                           Facsimile No.: (818) 575-4508
                           Attn: President and Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                           Brobeck, Phleger & Harrison LLP
                           550 South Hope Street
                           Los Angeles, California  90071
                           Facsimile No.: (213) 745-3345
                           Attn: Kenneth R. Bender

                  If to the Company to:

                           Bach Systems, Inc.
                           1280 East Congress Avenue
                           West Palm Beach, Florida 33401
                           Facsimile No.: (561) 683-8219
                           Attn: President and Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                           Rogers, Bowers, Dempsey & Paladino LLP
                           505 S. Flagler Drive, Suite 1330
                           West Palm Beach, Florida 33401
                           Facsimile No.: (561) 655-9480
                           Attn: David Bowers


         All such notices, requests and other communications will (a) if delivered personally or by internationally recognized courier service to the address as provided in this Section 10.1, be deemed given upon delivery or, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10.1, be deemed given upon facsimile confirmation. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         10.2 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the Acquiror Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         10.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

         10.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         10.5 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 6.10 or Article 8.

         10.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         10.7 HEADINGS. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         10.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; PROVIDED, HOWEVER, that the Merger shall be governed by Delaware Law.

         10.10 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

         10.11 CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

         10.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         10.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.14 CONSTRUCTION.

                  (a) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Acquiror, on the one hand, and the Company, on the other.

                  (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (B) other employees of and the advisors to such Person, including legal counsel and outside auditors who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter, and (C) the stockholders owning more than 10% of the equity interests, by vote or value, of such Person.

         IN WITNESS WHEREOF, Acquiror, the Merger Sub, the Company, the Stockholder Agent and with respect to Section 8.2 only, the Depositary Agent, have caused this Agreement and Plan of Merger to be signed by their duly authorized representatives, all as of the date first written above.



BACH SYSTEMS, INC.                           VALUECLICK, INC.



By:                                          By:
   ------------------------------               ------------------------------
   Name:                                        Name:
   Title:                                       Title:



BACH ACQUISITION CORP.                       CHASEMELLON SHAREHOLDER
                                             SERVICES, L.L.C.,
                                             AS DEPOSITARY AGENT



By:                                          By:
   ------------------------------               ------------------------------
   Name:                                        Name:
   Title:                                       Title:




AS STOCKHOLDER AGENT:                        STOCKHOLDERS:


---------------------------------            ---------------------------------
Scott Averbach                               Scott Averbach



                                             ---------------------------------
                                             Joseph Averbach

                                  SCHEDULE 2.14

                               EARN-OUT MILESTONES

         This Schedule 2.14 sets forth the Earn-Out Milestones and the associated Earn-Out Amounts. For purposes of this Schedule 2.14, the term "Company" shall refer to the Surviving Corporation.

                  1. EARN-OUT PAYMENT. Within forty five (45) days following the last day of each successive calendar quarter for eight consecutive quarters beginning with the quarter ended March 31, 2001 ("Earn-Out Record Date"), Acquiror shall deposit with the Exchange Agent Acquiror Common Stock (as determined in accordance with Section 2.14 of the Agreement) in the manner set forth in Section 2.10(b) of the Agreement equal to:

                           (a) the following amount if the Company Revenue (as defined below) of the Company Business (as defined below) for the applicable quarterly period reach the following percentages of the Company Revenue Earn-Out Target for such period ("Revenue Milestone"):

        ---------------------- ----------------- ----------------- ------------------- ---------------------- --------------------
        Company Revenue as a   Less than 75%     75% but less      100% but less       120% but less than     150% or more
        Percentage of                            than 100%         than 120%           150%
        Earn-Out Target
        ---------------------- ----------------- ----------------- ------------------- ---------------------- --------------------
        Earn-Out Amount Due    None              $325,000          $681,250            $823,750               $1,037,500
        ---------------------- ----------------- ----------------- ------------------- ---------------------- --------------------

                           (b) in addition to the amount in subsection (a) above, the following amount (together with amounts due under subsection
         (a) above, the "Earn-Out Amount") if the Company IBT (as defined below) of the Company Business for the applicable quarterly period reaches the following percentages of the Company IBT Earn-Out Target for such period ("IBT Milestone"):

        ---------------------- ----------------- ----------------- ------------------- ---------------------- --------------------
        Company IBT as a       Less than 75%     75% but less      100% but less       120% but less than     150% or more
        Percentage of                            than 100%         than 120%           150%
        Earn-Out Target
        ---------------------- ----------------- ----------------- ------------------- ---------------------- --------------------
        Earn-Out Amount Due    None              $325,000          $681,250            $823,750               $1,037,500
        ---------------------- ----------------- ----------------- ------------------- ---------------------- --------------------

                  2.       EARN-OUT TARGETS.

                           (a) The Company Revenue Earn-Out Target shall be:

     ---------------- ------------ ------------- ------------ ------------- ------------ ------------- -------------- ------------
     For the
     calendar           3/31/01      6/30/01       9/30/01      12/31/01      3/31/02      6/31/02        9/30/02       12/31/02
     quarter ended
     ---------------- ------------ ------------- ------------ ------------- ------------ ------------- -------------- ------------
     Company
     Revenue          $3,462,000   $4,137,000    $4,946,000   $5,915,000    $7,078,000   $8,474,000    $10,152,000    $12,168,000
     Earn-Out Target
     ---------------- ------------ ------------- ------------ ------------- ------------ ------------- -------------- ------------

                           (b) The Company IBT Earn-Out Target shall be:

   ----------------- ----------- ------------- ------------- ------------ ------------- ------------- -------------- ---------------
   For the
   calendar           3/31/01      6/30/01       9/30/01      12/31/01      3/31/02       6/31/02        9/30/02        12/31/02
   quarter ended
   ----------------- ----------- ------------- ------------- ------------ ------------- ------------- -------------- ---------------
   Company IBT
   Earn-Out Target    $253,000     $295,000      $455,000     $554,000      $791,000    $1,067,000    $1,400,000       $1,804,000
   ----------------- ----------- ------------- ------------- ------------ ------------- ------------- -------------- ---------------

                  3. ADDITIONAL DEFINITIONS. Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement. For purposes of this
Schedule 2.14

                  "Company Business" shall mean the Company or, if the Company is subsequently merged into Acquiror, the business unit which includes the business and operations of the Company prior to the merger.

                  "Company IBT" shall mean income before taxes defined in accordance with GAAP but excluding amortized expense related to the Merger for the applicable calendar quarter period. In making this computation, the Company shall be treated as a separate business unit and there shall be excluded any charges or expenses of the Acquiror or other business units affiliated with the Acquiror which are not directly related or reasonably necessary for the operation of the Company Business.

                  "Company Revenue" shall mean the revenues of the Company Business defined in accordance with GAAP.

                  "Earn-Out Milestone" shall mean either the Revenue Milestone or the IBT Milestone.

                                    EXHIBIT E
                                       TO
                          AGREEMENT AND PLAN OF MERGER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------














                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                                VALUECLICK, INC.

                                       and

                          THE STOCKHOLDERS NAMED HEREIN

                          Dated as of November 20, 2000













--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   REGISTRATION RIGHTS AGREEMENT, dated as of November 20, 2000 (this "Agreement"), by and among ValueClick, Inc., a Delaware corporation (the "Company"), and each of the Stockholders listed on EXHIBIT A to this Agreement.

                  In connection with an Agreement and Plan of Merger, dated as of November 20, 2000 (the "Merger Agreement"), by and among the Company, Bach Systems, Inc., a Florida corporation ("Bach"), Bach Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and the other parties signatory thereto, the shares of common stock of Bach (the "Bach Common Stock") held by the Stockholders were converted into the right to receive shares of the Company's common stock (the "Company Common Stock"). Pursuant to the Merger Agreement, the Company and the Stockholders have entered into this Agreement to grant to the Stockholders registration rights in respect of the Company Common Stock held by them.

         1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings (capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement):

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "Holder" means any holder of Registrable Securities.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and expenses of one counsel to the selling Holders (selected by Stockholders Agent); provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, transfer taxes, underwriting fees and brokerage commissions (if any) in respect of the Registrable Securities being registered.

         "Registrable Securities" means (i) the 750,000 shares of Company Common Stock issued to the Stockholders pursuant to Section 2.6(a) of the Merger Agreement at the Closing and any shares of Company Common Stock issued to the Stockholders pursuant to any Earn-Out (as defined in the Merger Agreement) and
(ii) any securities of the Company issuable or issued with respect to the Company Common Stock and/or options or other securities referred to in clause
(i) by way of a merger, consolidation, stock split, stock dividend, recapitalization of the Company or similar transaction. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act,
(c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act or (d) they shall have ceased to be outstanding.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company filed pursuant to Section 2.1, on an appropriate form, filed under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to the registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Stockholders" means those persons receiving shares of Company Common Stock in exchange for shares of Bach Common Stock pursuant to the Merger Agreement.

         2.   REGISTRATION UNDER SECURITIES ACT, ETC.

         2.1. SHELF REGISTRATION STATEMENT.

                  (1) Within thirty days after the Company is eligible to file a Form S-3 (or any successor form thereto) (the date upon which the Company is eligible to file a Form S-3 shall be referred to as the "Form S-3 Eligibility Date"), the Company, subject to Section 2.4, shall have filed with the Commission and shall use its commercial reasonable efforts to cause to be declared effective as soon as practicable after filing, a Shelf Registration Statement, relating to the offer and sale of all Registrable Securities owned by all the Holders.

                  (2) The Company will use its commercial reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by such Holders for a period of three years from the date the Shelf Registration Statement is first declared effective by the Commission, or for such shorter period that will terminate when all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise to be Registrable Securities.

                  (3) Registrations under this Section 2.1 shall be on Form S-3, unless another appropriate registration form shall be required under the Commission's rules.

                  (4) The Company will pay the Registration Expenses in connection with any registration pursuant to this Section 2.1.

                  (5) A registration pursuant to this Section 2.1 shall not be deemed to have been effected:

                           (a) unless a registration statement with respect
thereto has become effective, or

                           (b) if after it has become effective, such
registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the selling Holders and such registration has not thereafter become effective.

         2.2. REGISTRATION PROCEDURES. The Company will as expeditiously as possible:

                  (1) prepare and file with the Commission the registration statement to effect such registration and thereafter use its commercial reasonable efforts to cause the registration statement to become effective; provided, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                  (2) prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement for such period as shall be required for the disposition of all of such Registrable Securities;

                  (3) furnish to each seller of Registrable Securities covered by the registration statement, such number of conformed copies of the registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (4) use its commercial reasonable efforts:

                           (a) to register or qualify all Registrable Securities
and other securities covered by the registration statement under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by the registration statement shall reasonably request;

                           (b) to keep such registration or qualification in
effect for so long as the registration statement remains in effect; and

                           (c) to take any other action which may be reasonably
necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (4), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (5) use its commercial reasonable efforts to cause all Registrable Securities covered by the registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (6) notify each seller of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, in the judgment of the Company, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, in the judgment of the Company, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (7) otherwise use its commercial reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to the registration statement or prospectus;

                  (8) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by the registration statement from and after a date not later than the effective date of such registration; and

                  (9) use its commercial reasonable efforts to list all Registrable Securities covered by the registration statement on any national securities exchange or national quotations system on which Registrable Securities of the same class covered by the registration statement are then listed.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company in writing as promptly as reasonably practicable such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (6) of this Section 2.2, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (6) of this Section 2.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         2.3. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders and their counsel and accountants the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act; PROVIDED, that such counsel and accountants shall enter into a customary non-disclosure agreement prior to making such investigation.

         2.4. LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligation of the Company to use its commercial reasonable efforts to cause the Registrable Securities to be registered under the Securities Act is subject to the following limitations, conditions and qualifications.

                  (1) The Company shall be entitled to postpone for a reasonable period of time (but no more than 45 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1, if the Company determines, in its reasonable judgment, that such registration and offering (i) would interfere with any financing, acquisition, merger, consolidation, material joint venture, corporate reorganization or other material transaction involving the Company or any of its Affiliates, or (ii) would require premature disclosure of any of the foregoing transactions (or of the existence of negotiations, discussions or pending proposals with respect thereto) or of any pending or threatened litigation, claim, assessment or governmental investigation which would be material to the Company, and promptly gives the Holders entitled to registration pursuant to Section 2.1 written notice of such delay.

                  (2) The Company shall not be obligated to effect the registration of Registrable Securities of any Holder pursuant to Section 2.1 unless such Holder consents to reasonable conditions imposed by the Company, including without limitation:

                           (a) conditions prohibiting the sale of shares by such
Holder until the registration shall have been effective for a specified reasonable period of time not to exceed ten (10) days;

                           (b) conditions requiring such Holder to comply with
all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

                           (c) conditions prohibiting such Holder from effecting
the sale of shares upon receipt of email, facsimile or other notice from the Company (until further notice) given to permit the Company to correct or update a registration statement or prospectus; and

                           (d) conditions requiring that at the end of the
period during which the Company is obligated to keep the registration statement effective under subdivision (2) of Section 2.1 or subdivision (2) of Section 2.2, such Holder shall discontinue sales of shares pursuant to the registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by the registration statement that remain unsold, and requiring such Holder to notify the Company of the number of Registrable Securities registered that remain unsold promptly upon receipt of notice from the Company.

         2.5. INDEMNIFICATION.

                  (1) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, each seller of any Registrable Securities covered by the registration statement, its directors, officers, partners, agents and Affiliates and each other Person, if any, who controls such seller within the meaning of the Securities Act (a "Controlling Person"), insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, agent or affiliate and Controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or Controlling Person and shall survive the transfer of such securities by such seller.

                  (2) INDEMNIFICATION BY THE SELLERS. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (1) of this
Section 2.5) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act (a "Company Controlling Person"), with respect to any statement or alleged statement in or omission or alleged omission from the registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this subdivision (2) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or Company Controlling Person and shall survive the transfer of such securities by such seller.

                  (3) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable opinion of outside counsel for the indemnifying party joint representation of the indemnified party and the indemnifying party would be prohibited by the applicable rules of professional conduct in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (4) CONTRIBUTION. If the indemnification provided for in this
Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (1) or (2) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (1) or (2) hereof, the indemnified party and the indemnifying party under subparagraph (1) or (2) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by the registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (4) are several in proportion to the relative value of their respective Registrable Securities covered by the registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  (5) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                  (6) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. In any case in which it shall be judicially determined that a party is not entitled to indemnification or contribution, any payments previously received by such party hereunder shall be promptly reimbursed.

         3. RULE 144. For two (2) years from the date of the Closing (as defined in the Merger Agreement), the Company shall take all actions reasonably necessary to enable Holders to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         4. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period beginning from the date hereof and ending on the first anniversary of this Agreement, he or she or it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer of dispose of 375,000 Registrable Securities held by such Holder which were issued by the Company at the Closing pursuant to Section 2.6(a) of the Merger Agreement. The Company may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on the certificates representing the Registrable Securities and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates.

         5. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Stockholders Agent;

                  Each beneficial owner of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. NOTICES. All communications provided for hereunder shall be sent by courier or other overnight delivery service, shall be effective upon receipt, and shall be addressed as follows:

                  (1) if to a Stockholder, at such address as the Stockholder shall have furnished to the Company in writing;

                  (2) if to any other Holder, at the address that such Holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last Holder of such Registrable Securities who has furnished an address to the Company; or

                  (3) if to the Company, addressed to it at ValueClick Inc., 4360 Park Terrace Drive, Suite 100, Westlake Village, California 91361;
Attention: General Counsel, or at such
other address as the Company shall have furnished to each Holder of Registrable Securities at the time outstanding.

         8. NO ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Stockholders, any beneficial owner of any Registrable Securities.

         9. HEADINGS. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         10. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, including, without limitation, Title 14, Section 5-1401 of New York General Obligations Law, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         12. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

         13. RECAPITALIZATIONS, ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, to the extent practicable, the original rights and obligations of the parties hereto under this Agreement.

         14. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and each Stockholder has caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

                                              VALUECLICK, INC.



                                              By:---------------------------
                                              Name:
                                              Title:


                                              STOCKHOLDERS:



                                              ------------------------------
                                              Scott Averbach


                                              ------------------------------
                                              Joseph Averbach

                                    EXHIBIT A

                              LIST OF STOCKHOLDERS



STOCKHOLDER

Scott Averbach
Joseph Averbach